UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2019

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 3, 2019, Evelo Biosciences, Inc. (the "Company") entered into a Sales Agreement (the "Sales Agreement") with Cowen and Company, LLC ("Cowen") to sell shares of the Company’s common stock, par value $0.001 per share (the "Common Stock"), having an aggregate offering price of up to $50,000,000 (the "Placement Shares"), from time to time during the term of the Sales Agreement, through an "at the market" equity offering program under which Cowen will act as the Company’s sales agent.
Under the Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cowen may sell the Placement Shares by methods deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Select Market ("Nasdaq"), on any other existing trading market for the Common Stock or to or through a market maker. In addition, if expressly authorized by the Company, Cowen may also sell shares in privately negotiated transactions. In conducting such sales activities, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq.  The Company has no obligation to make any sales of Common Stock under the Sales Agreement, and the Sales Agreement may be suspended or terminated by the Company upon prior notice to Cowen or by Cowen upon prior notice to the Company, or at any time under certain circumstances, including, but not limited to, the occurrence of a material adverse change in the Company.
The Company will pay Cowen a commission equal to three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Cowen under the Sales Agreement, and also has provided Cowen with customary indemnification rights.
Any sales of Placement Shares under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231911) filed with the Securities and Exchange Commission (the "Commission") on June 3, 2019, which has not yet been declared effective. Placement Shares under the Sales Agreement may not be sold nor may offers to buy be accepted prior to the time the registration statement has been declared effective. The Company filed a prospectus supplement with the Commission on June 3, 2019 in connection with the offer and sale of the Placement Shares pursuant to the Sales Agreement.
The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Sales Agreement, dated as of June 3, 2019, between Evelo Biosciences, Inc. and Cowen and Company, LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-231911) filed on June 3, 2019)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: June 3, 2019	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary